Exhibit 99.1

PSB Announces 4th Quarter Earnings of $.54 Per Share

Wausau, Wisconsin – Peter W. Knitt, President and CEO of PSB Holdings, Inc. (“PSB”) and Peoples State Bank (“Peoples”) announced 2006 fourth quarter net income of $.54 per diluted share, or $873,000, down from $.60 per share, or $965,000 in the recent September 2006 quarter, and $.62 per share, or $1,063,000, in the fourth quarter of 2005.  Earnings for the year ended December 31, 2006 were $3,427,000, or $2.07 per share compared to 2005 earnings of $4,340,000, or $2.52 per share.

Earnings for the quarter and year to date ended December 31, 2006 included special items from a severance charge related to retirement of a senior executive, recording an interest rate swap at fair value without the ability to offset the liability against the hedged certificate of deposit, and various gains and losses on the sale of assets.  The impact of these special items on 2006 is shown below:

Periods ended December 31, 2006	Three months ended		Year ended
	$	per share	$	per share

Net income as reported	$ 873,000	$ 0.54	$ 3,427,000	$ 2.07

Special items, net of tax effects:
Executive severance benefit costs	101,000	0.06	101,000	0.06
Change in fair value of rate swap	(11,000)	(0.01)	89,000	0.05
Gain on sale of student loans			(39,000)	(0.02)
Gain on sale of land held for branching			(236,000)	(0.14)
Loss on sale of securities in restructuring			303,000	0.18

Pro-forma net income	$ 963,000	$ 0.59	$ 3,645,000	$ 2.20

Earnings for the year to date ended December 31, 2005 also included special items as shown in the table below:

Periods ended December 31, 2005	Three months ended		Year ended
	$	per share	$	per share

Net income as reported	$ 1,063,000	$ 0.62	$ 4,340,000	$ 2.52

Special items, net of tax effects:
Gain on sale of Pulse stock			(47,000)	(0.03)
Recovery of collection costs from prior year			(61,000)	(0.04)

Pro-forma net income	$ 1,063,000	$ 0.62	$ 4,232,000	$ 2.45

Return on average assets based on net income for the quarter and year ended December 31, 2006 was .70% and .68%, respectively.  Return on average assets for the quarter and year ended December 31, 2005 was .85% and .90%, respectively.  In addition to the special items noted in the preceding tables, the 2006 earnings decline compared to 2005 was led by a decrease in net interest margin not offset by earning asset growth, increased provisions for loan losses, and increased employee benefits expense related to rising health insurance costs.

Return on equity based on net income for the quarter and year ended December 31, 2006 was 10.05% and 9.84%, respectively.  Return on equity for the quarter and year ended December 31, 2005 was 11.79% and 12.39%, respectively.  Book value per share was $21.67 at December 31, 2006 compared to $20.81 for the same date a year ago, an increase of 4.1%.

Assets at December 31, 2006 were $501.8 million, compared to $506.2 million at December 31, 2005, a decrease of $4.4 million or .9%.  Total loans receivable were $369.7 million at December 31, 2006 compared to $372.4 million at December 31, 2005, a decrease of $2.7 million or .7%.  On a linked quarter basis, average loan receivable principal fell from $377.5 million in the September 2006 quarter to $370.3 million average in the December 2006 quarter.  However, the majority of the loan decrease occurred later in the September 2006 quarter, as loans receivable were $370.0 million as of September 30, 2006 compared to $369.7 million at December 31, 2006.

Intense local competition for loans has held back growth in the amount of loan principal and the yield on new loans during 2006.  In addition, PSB believes the economies of the markets it serves may face headwinds in the coming year and has tightened credit standards which have also impacted loan growth.  The effects of a slowing local economy and situations with certain borrowers caused PSB to downgrade credit quality ratings on approximately 5% of its internally graded performing loan portfolio during the second half of 2006.  Despite these downgrades, substantial future net charge-offs compared to past PSB experience are not expected.

PSB’s provision for loan losses was $120,000 in the fourth quarter 2006, compared to a provision of $30,000 in the fourth quarter 2005.  Annualized net charge-offs were .01% and .05% during the December 2006 and 2005 quarters, respectively.  At December 31, 2006, the allowance for loan losses was 1.20% of total loans, compared to 1.11% a year earlier.  Nonperforming loans were 1.14% of total loans at December 31, 2006, 1.15% at September 30, 2006, and .74% at December 31, 2005.  During the December 2006 quarter, PSB incurred a net loss on sale of foreclosed assets totaling $22,000 after tax benefits.  Foreclosed assets were $464,000 and $373,000 at December 31, 2006, and 2005, respectively.  The following table summarizes non-performing assets as of period end:

Non-Performing Assets as of December 31,	2006	2005

Nonaccrual loans	$ 4,281,000	$ 2,393,000
Accruing loans past due 90 days or more	–	–
Restructured loans not on nonaccrual	–	382,000

Total nonperforming loans	4,281,000	2,775,000
Foreclosed assets	464,000	373,000

Total nonperforming assets	$ 4,745,000	$ 3,148,000

Nonperforming loans as a % of gross loans	1.14%	0.74%
Total nonperforming assets as a % of total assets	0.95%	0.62%

Tax adjusted net interest margin was 3.06% during the fourth quarter 2006 compared to 2.99% in the September 2006 quarter and 3.09% during the fourth quarter 2005.  The December 2006 margin increase compared to the September 2006 quarter was due to moderation of the pace of cost increases on non-maturity interest bearing deposits and substantially increased taxable investment securities yields due to the balance sheet restructuring completed in the September 2006 quarter.  Loan yield in the quarter ended December 31, 2006 was 6.90% compared to 6.26% a year ago, an increase of 64 basis points.  Rate paid on interest-bearing deposits was 3.98% during the fourth quarter 2006 compared to 3.15% a year ago, an increase of 83 basis points.  Despite continued repricing within the time deposit portfolio, net interest margin is expected to remain stable during early 2007.

During 2005, PSB entered into an interest rate swap (receive fixed, pay variable payments) to hedge the interest rate risk inherent in a brokered certificate of deposit.   Fair value hedge accounting allows a company to record the change in fair value of the hedged item, in this case, the brokered certificate, as an adjustment to income as an offset to the mark-to-market adjustment on the related interest rate swap.  However, during March 2006, PSB determined this swap did not qualify for hedge accounting.   Eliminating the application of fair value hedge accounting in 2006 reversed the fair value adjustment that was made to the brokered certificate.  Marking the swap liability to fair value generated a charge against noninterest income of $147,000 ($89,000 after tax benefits) during the year ended December 31, 2006.  The swap continues to be economically effective and any swap liability provision to expense represents a temporary timing difference to be recovered in future periods before swap maturity in October 2008.  Net cash settlement expense is a reduction of other noninterest income and was $31,000 and $89,000 during the quarter ended and year ended December 31, 2006, respectively.

PSB Holdings, Inc. (OTCBB:PSBQ.OB), is the parent company of Peoples. Peoples is headquartered in Wausau, Wisconsin with eight retail locations serving north central Wisconsin in Marathon, Oneida, and Vilas counties.  In addition to traditional retail and commercial banking products, Peoples provides retail investments, retirement planning, commercial treasury management services, and long-term fixed rate residential mortgages.

Forward-Looking Statements

Certain matters discussed in this news release, including those relating to the growth of PSB, its profits, and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995.  Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release.  Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under “Forward-Looking Statements” in Item 1 and “Risk Factors” in Item 1A of PSB’s Form 10-K for the year ended December 31, 2005.  PSB assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PSB Holdings, Inc.
Quarterly Financial Summary
(dollars in thousands, except per share data)
		Quarter ended – Unaudited
	Dec. 31	Sept. 30	June 30,	March 31,	Dec. 31
Earnings and dividends:	2006	2006	2006	2006	2005

Net income	$ 873	$ 965	$ 851	$ 738	$ 1,063
Basic earnings per share (3)	$ 0.55	$ 0.60	$ 0.50	$ 0.43	$ 0.62
Diluted earnings per share (3)	$ 0.54	$ 0.60	$ 0.50	$ 0.43	$ 0.62
Dividends declared per share (3)	$ 0.32	$ –	$ 0.32	$ –	$ 0.31
Net book value per share	$ 21.67	$ 21.42	$ 20.29	$ 21.13	$ 20.81
Semi-annual dividend payout ratio	27.68%	n/a	32.22%	n/a	24.83%
Average common shares outstanding	1,593,320	1,600,364	1,685,166	1,705,290	1,710,720

Balance sheet - average balances:

Loans receivable, net of allowances	$ 370,256	$ 377,528	$ 382,138	$ 375,179	$ 366,224
Total assets	$ 497,502	$ 503,209	$ 505,586	$ 502,194	$ 498,429
Deposits	$ 388,299	$ 393,093	$ 394,075	$ 398,707	$ 394,161
Stockholders’ equity	$ 34,463	$ 33,363	$ 35,626	$ 35,867	$ 35,756

Performance ratios:

Return on average assets (1)	0.70%	0.76%	0.68%	0.60%	0.85%
Return on avg. stockholders’ equity (1)	10.05%	11.48%	9.58%	8.34%	11.79%
Average tangible stockholders’ equity to
average assets (4)	6.96%	6.79%	7.20%	7.24%	7.24%
Net loan charge-offs to average loans(1)	0.01%	-0.04%	0.24%	0.00%	0.05%
Nonperforming loans to gross loans	1.14%	1.15%	0.57%	0.72%	0.74%
Allowance for loan loss to gross loans	1.20%	1.17%	1.09%	1.13%	1.11%
Net interest rate margin (1)(2)	3.06%	2.99%	3.06%	3.10%	3.09%
Net interest rate spread (1)(2)	2.52%	2.47%	2.56%	2.63%	2.61%
Service fee revenue as a percent of
average demand deposits (1)	2.39%	2.71%	2.66%	2.29%	2.10%
Noninterest income as a percent
of gross revenue	10.25%	10.85%	10.64%	8.08%	10.59%
Efficiency ratio (2)	65.68%	62.28%	67.51%	69.42%	61.35%
Noninterest expenses to avg. assets (1)	2.34%	2.19%	2.41%	2.38%	2.18%

Stock price information:

High	$ 30.75	$ 32.65	$ 34.00	$ 31.05	$ 30.70
Low	$ 30.15	$ 30.00	$ 30.60	$ 30.50	$ 29.75
Market value at quarter-end	$ 30.25	$ 30.35	$ 32.50	$ 30.80	$ 30.70

(1) Annualized
(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent basis.
(3) Due to rounding, cumulative quarterly per share performance may not equal annual per share totals.
(4) Tangible stockholders’ equity excludes the impact of cumulative other comprehensive income (loss).

PSB Holdings, Inc.
Consolidated Statements of Income
	Three Months Ended		Year Ended
	December 31,		December 31,
(dollars in thousands, except per share data – unaudited)	2006	2005	2006	2005

Interest and dividend income:
Loans, including fees	$ 6,493	$ 5,829	$ 25,546	$ 22,347
Securities:
Taxable	619	559	2,512	1,966
Tax-exempt	283	253	1,052	978
Other interest and dividends	177	213	403	473

Total interest and dividend income	7,572	6,854	29,513	25,764

Interest expense:
Deposits	3,339	2,664	12,636	9,019
FHLB advances	660	544	2,477	2,133
Other borrowings	31	35	174	272
Junior subordinated debentures	114	112	454	231

Total interest expense	4,144	3,355	15,741	11,655

Net interest income	3,428	3,499	13,772	14,109
Provision for loan losses	120	30	495	160

Net interest income after provision for loan losses	3,308	3,469	13,277	13,949

Noninterest income:
Service fees	331	308	1,364	1,188
Mortgage banking	254	189	885	880
Investment and insurance sales commissions	132	158	530	689
Net gain (loss) on sale of securities	–	–	(472)	6
Increase in cash surrender value of life insurance	57	47	201	160
Change in fair value of interest rate swap	19	–	(147)	–
Gain on sale of land held for branching	–	–	389	–
Other noninterest income	72	110	526	545

Total noninterest income	865	812	3,276	3,468

Noninterest expense:
Salaries and employee benefits	1,809	1,596	7,057	6,610
Occupancy and facilities	453	459	1,827	1,767
Data processing and other office operations	180	209	741	741
Advertising and promotion	88	56	273	287
Other noninterest expenses	402	416	1,804	1,635

Total noninterest expense	2,932	2,736	11,702	11,040

Income before provision for income taxes	1,241	1,545	4,851	6,377
Provision for income taxes	368	482	1,424	2,037

Net income	$ 873	$ 1,063	$ 3,427	$ 4,340
Basic earnings per share	$ 0.55	$ 0.62	$ 2.08	$ 2.53
Diluted earnings per share	$ 0.54	$ 0.62	$ 2.07	$ 2.52

PSB Holdings, Inc.
Consolidated Balance Sheets
December 31, 2006 unaudited, December 31, 2005 derived from audited financial statements

(dollars in thousands, except per share data) – Unaudited	2006	2005
Assets

Cash and due from banks	$ 14,738	$ 15,708
Interest-bearing deposits and money market funds	1,048	988
Federal funds sold	9,756	9,908

Cash and cash equivalents	25,542	26,604

Securities available for sale (at fair value)	80,009	81,501
Loans held for sale	1,001	–
Loans receivable, net of allowance for loan losses of $4,478 and $4,180, respectively	369,749	372,411
Accrued interest receivable	2,464	2,245
Foreclosed assets	464	373
Premises and equipment	11,469	12,632
Mortgage servicing rights, net	908	880
Federal Home Loan Bank stock (at cost)	3,017	3,017
Cash surrender value of bank-owned life insurance	5,900	4,805
Other assets	1,317	1,690

TOTAL ASSETS	$ 501,840	$ 506,158

Liabilities

Non-interest-bearing deposits	$ 55,083	$ 61,345
Interest-bearing deposits	336,332	339,191

Total deposits	391,415	400,536

Federal Home Loan Bank advances	60,000	54,000
Other borrowings	3,995	4,497
Junior subordinated debentures	7,732	7,732
Accrued expenses and other liabilities	4,251	3,908

Total liabilities	467,393	470,673

Stockholders’ equity

Common stock – no par value with a stated value of $1 per share:
Authorized – 3,000,000 shares
Issued – 1,887,179 shares	1,887	1,887
Additional paid-in capital	9,645	9,655
Retained earnings	30,967	28,561
Accumulated other comprehensive loss	(105)	(542)
Treasury stock, at cost – 297,223 and 181,608 shares, respectively	(7,947)	(4,076)

Total stockholders’ equity	34,447	35,485

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 501,840	$ 506,158

PSB Holdings, Inc.
Average Balances and Interest Rates
Quarter Ended December 31,

		2006			2005
	Avg Bal	Interest	Yield/Rate	Avg Bal	Interest	Yield/Rate
Assets
Interest-earning assets:
Loans (1)(2)	$ 374,672	$ 6,518	6.90%	$ 370,407	$ 5,848	6.26%
Taxable securities	48,812	619	5.03%	53,775	559	4.12%
Tax-exempt securities (2)	28,008	429	6.08%	25,596	383	5.94%
FHLB stock	3,017	23	3.02%	3,009	47	6.20%
Other	12,545	154	4.87%	15,746	166	4.18%

Total (2)	467,054	7,743	6.58%	468,533	7,003	5.93%

Non-interest-earning assets:
Cash and due from banks	11,552			11,768
Premises and equipment, net	11,560			12,677
Cash surrender value insurance	5,863			4,733
Other assets	5,889			4,901
Allowance for loan losses	(4,416)			(4,183)

Total	$ 497,502			$ 498,429

Liabilities & stockholders’ equity
Interest-bearing liabilities:
Savings and demand deposits	$ 72,958	$ 515	2.80%	$ 74,507	$ 407	2.17%
Money market deposits	67,872	569	3.33%	67,528	376	2.21%
Time deposits	192,601	2,255	4.65%	194,069	1,881	3.85%
FHLB borrowings	60,000	660	4.36%	53,355	544	4.05%
Other borrowings	3,302	31	3.72%	3,970	35	3.50%
Junior subordinated debentures	7,732	114	5.85%	7,732	112	5.75%

Total	404,465	4,144	4.06%	401,161	3,355	3.32%

Non-interest-bearing liabilities:
Demand deposits	54,868			58,057
Other liabilities	3,706			3,455
Stockholders’ equity	34,463			35,756

Total	$ 497,502			$ 498,429

Net interest income		$ 3,599			$ 3,648
Rate spread			2.52%			2.61%
Net yield on interest-earning assets			3.06%			3.09%

(1) Nonaccrual loans are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent basis using a tax rate of 34%.

Average Balances and Interest Rates
Year Ended December 31,

		2006			2005
	Avg Bal	Interest	Yield/Rate	Avg Bal	Interest	Yield/Rate
Assets
Interest-earning assets:
Loans (1)(2)	$ 380,555	$ 25,637	6.74%	$ 368,626	$ 22,423	6.08%
Taxable securities	55,338	2,512	4.54%	49,514	1,966	3.97%
Tax-exempt securities (2)	26,299	1,594	6.06%	24,574	1,482	6.03%
FHLB stock	3,017	89	2.95%	2,958	162	5.48%
Other	6,628	314	4.74%	8,666	311	3.59%

Total (2)	471,837	30,146	6.39%	454,338	26,344	5.80%

Non-interest-earning assets:
Cash and due from banks	11,356			13,102
Premises and equipment, net	12,069			12,643
Cash surrender value insurance	5,271			4,186
Other assets	5,859			4,338
Allowance for loan losses	(4,302)			(4,240)

Total	$ 502,090			$ 484,367

Liabilities & stockholders’ equity
Interest-bearing liabilities:
Savings and demand deposits	$ 78,209	$ 2,173	2.78%	$ 69,894	$ 1,201	1.72%
Money market deposits	66,394	2,029	3.06%	70,042	1,222	1.74%
Time deposits	194,735	8,434	4.33%	188,335	6,596	3.50%
FHLB borrowings	57,644	2,477	4.30%	52,208	2,133	4.09%
Other borrowings	4,719	174	3.69%	8,739	272	3.11%
Junior subordinated debentures	7,732	454	5.87%	3,961	231	5.83%

Total	409,433	15,741	3.84%	393,179	11,655	2.96%

Non-interest-bearing liabilities:
Demand deposits	54,236			53,285
Other liabilities	3,605			2,864
Stockholders’ equity	34,816			35,039

Total	$ 502,090			$ 484,367

Net interest income		$ 14,405			$ 14,689
Rate spread			2.55%			2.84%
Net yield on interest-earning assets			3.05%			3.23%

(1) Nonaccrual loans are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent basis using a tax rate of 34%.